UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): January 26, 2023

Expion360 Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41347	81-2701049
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2025 SW Deerhound Avenue
Redmond, OR	97756
(Address of principal executive offices)	(Zip Code)

(541) 797-6714

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	XPON	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [X]

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Chief Executive Officer to Co-Founder and Chief Business Development Officer and Resignation as Chairman of the Board of Directors and as a Member of the Board of Directors

On January 26, 2023, John Yozamp and Expion360 Inc. (the “Company”) agreed that, effective January 25, 2023, he ceased to be the Company’s Chief Executive Officer and Chairman of the Company’s Board of Directors and a member of the Company’s Board of Directors, and assumed the position of the Company’s Co-Founder and Chief Business Development Officer. Mr. Yozamp’s transition is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. David Hendrickson, a non-executive director, has been elected as the new Chairman of the Company’s Board of Directors.

Mr. Yozamp, age 56, has served as the Company’s Chief Executive Officer since its inception in June 2016. Mr. Yozamp boasts over 30 years of sales and marketing experience, of which includes 24 years of product concept, development and manufacturing. Mr. Yozamp was recognized in the HDTV’s “Best New Idea” at the 2008 Chicago Hardware Show. In 2008, Mr. Yozamp supported the #1 item sold at the Sam’s club individual road show. Prior to founding the Company, Mr. Yozamp was founder, owner, and operator of the largest solar manufacturing company (Zamp solar) in the United States focusing on the RV and off grid markets.

In connection with his new role, the Company and Mr. Yozamp entered into an Amended and Restated Employment Agreement, effective January 26, 2023 (the “Yozamp Agreement”), setting forth the terms and conditions of Mr. Yozamp’s employment as Co-Founder and Chief Business Development Officer.

The Yozamp Agreement provides for a term that ends on December 31, 2023, or if Mr. Yozamp achieves certain sales objectives, on December 31, 2024. The Yozamp Agreement provides for a reduction in Mr. Yozamp’s base salary from $330,000 to $283,200 per year, and the replacement of the annual bonus with commission payments based on the achievement of sales targets agreed to in the Yozamp Agreement rather than an annual bonus. Upon a termination of Mr. Yozamp’s employment agreement by the Company without Cause or a resignation for Good Reason (each term as defined in the Yozamp Agreement), Mr. Yozamp will be paid an amount equal to the remaining unpaid amounts under the employment term and continued medical and dental benefits for up to one year, as well as any accrued but unpaid commissions. The Yozamp Agreement provides for the same employee benefits as under Mr. Yozamp’s original employment agreement, except that he will no longer be entitled to security benefits. The restrictive covenants in Mr. Yozam’s original employment agreement will continue to apply.

The foregoing summary of the Yozamp Agreement is not complete and is qualified in its entirety by the Yozamp Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Yozamp has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Yozamp is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of new Chief Executive Officer

On January 26, 2023 the Company promoted Brian Schaffner from the position of Chief Financial Officer of the Company to Chief Executive Officer of the Company. Mr. Schaffner, age 53, has served as the Company’s Chief Financial Officer, beginning in March 2021. Mr. Schaffner is a seasoned executive having served over the past three decades in a variety of capacities including CEO, CFO, CIO and controller in senior-living, assisted-living skilled nursing facilities and retail stores. Mr. Schaffner’s educational instructional experience includes the secondary and university levels with courses including accounting, management, personal finance, welding, auto mechanics and aviation ground school. Mr. Schaffner graduated from Walla Walla College with a Bachelor of Science in Business Administration and Accounting in 1992, and from the University of Phoenix with a Masters in Business Administration in 1997.

In connection with his new role, the Company and Mr. Schaffner entered into an Amended and Restated Employment Agreement, effective January 26, 2023 (the “Schaffner Agreement”), setting forth the terms and conditions of Mr. Schaffner’s employment as Chief Executive Officer.

The Schaffner Agreement provides for a one-year term ending on April 1, 2023, the first anniversary of the Company’s initial public offering, which term renews automatically unless terminated by the Company or Mr. Schaffner. Pursuant to the Schaffner Agreement, the Company will pay Mr. Schaffner a base salary of $270,400 per year, increased from $120,000. Like Mr. Schaffner’s existing employment agreement, the Schaffner Agreement provides for an annual bonus award based on the achievement of performance objectives and targets established annually by the Company’s Board of Directors or Compensation Committee, and standard employee benefits. Upon a termination of Mr. Schaffner’s employment agreement by the Company without Cause or a resignation for Good Reason (each term as defined in the Schaffner Agreement), Mr. Schaffner will be paid (a) if terminated prior to April 1, 2023, an amount equal to the remaining unpaid amounts under the initial employment term, (b) continued base salary for one year, (c) an amount equal to his annual target bonus for the year of termination, (d) any earned but unpaid bonuses and (e) continued medical and dental benefits for up to one year. The Schaffner Agreement provides for the same employee benefits as under Mr. Schaffner’s original employment agreement, except that he will also receive an automobile allowance of $1,000 per month. The restrictive covenants in Mr. Schaffner’s original employment agreement will continue to apply.

The foregoing summary of the Schaffner Agreement is not complete and is qualified in its entirety by the Schaffner Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Schaffner has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Schaffner is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Co-Founder, President and Chief Operating Officer

On January 26, 2023 the Company promoted Paul Shoun from the position of Chief Operating Officer of the Company to Co-Founder, President and Chief Operating Officer of the Company. Mr. Shoun, age 51, has served as the Company’s Chief Operating Officer since its inception in June 2016. Mr. Shoun brings over 30 years of engineering experience, with over 17 years managing a corporate consulting firm. Mr. Shoun brings extensive expertise in project management, product development, engineering leadership, business accounting, ERP/CRM system management, and product marketing. Mr. Shoun’s prior notable clients include Chrysler, Boeing, Nike IHM, Intel, and Daimler Trucks North America.

In connection with his new role, the Company and Mr. Shoun entered into an Amended and Restated Employment Agreement, effective January 26, 2023 (the “Shoun Agreement”), setting forth the terms and conditions of Mr. Shoun’s employment as Co-Founder, President and Chief Operating Officer of the Company.

The Shoun Agreement provides for a three-year term ending on April 1, 2025, the third anniversary of the Company’s initial public offering, which term renews automatically unless terminated by the Company or Mr. Shoun. Pursuant to the Shoun Agreement, the Company will pay Mr. Shoun a base salary of $270,400 per year, increased from $260,000. Like Mr. Shoun’s existing employment agreement, the Shoun Agreement provides for an annual bonus award based on the achievement of performance objectives and targets established annually by the Company’s Board of Directors or Compensation Committee, and standard employee benefits. Upon a termination of Mr. Shoun’s employment agreement by the Company without Cause or a resignation for Good Reason (each term as defined in the Shoun Agreement), Mr. Shoun will be paid (a) if terminated prior to April 1, 2025, an amount equal to the remaining unpaid amounts under the initial employment term, (b) continued base salary for one year, (c) an amount equal to his annual target bonus for the year of termination, (d) any earned but unpaid bonuses and (e) continued medical and dental benefits for up to one year. The Shoun Agreement provides for the same employee benefits as under Mr. Shoun’s original employment agreement, except that he will no longer be entitled to security benefits. The restrictive covenants in Mr. Shoun’s original employment agreement will continue to apply.

The foregoing summary of the Shoun Agreement is not complete and is qualified in its entirety by the Shoun Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Shoun has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Shoun is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of new Chief Financial Officer

On January 26, 2023 the Company promoted Greg Aydelott from the position of Chief Accounting Officer of the Company to Chief Financial Officer of the Company. Mr. Aydelott, age 50, has served as the Company’s Chief Accounting Officer since May 10, 2022. Prior to his appointment as Chief Accounting Officer of the Company, Mr. Aydelott served as the Controller of the Company from February 22, 2022 until May 10, 2022. Before joining the Company, Mr. Aydelott worked at Samaritan Health Services in Corvallis, Oregon from June 2021 to March 2022, where he served as Sr. Financial Analyst. Samaritan Health Services is a regional hospital system serving three counties and has no affiliation with the Company. Before joining Samaritan Health Services in June 2021, Mr. Aydelott was Director of Business Operations of Mission Senior Living in Carson City, Nevada from January 2016 to June 2021. Mission Senior Living is a growing senior housing company with communities in four states and has no affiliation with the Company.

In connection with his new role, the Company and Mr. Aydelott entered into an Amended and Restated Employment Agreement, effective January 26, 2023 (the “Aydelott Agreement”), setting forth the terms and conditions of Mr. Aydelott’s employment as Chief Financial Officer.

The Aydelott Agreement provides for a one-year term ending on April 1, 2023, the first anniversary of the Company’s initial public offering, which term renews automatically unless terminated by the Company or Mr. Aydelott. Pursuant to the Aydelott Agreement, the Company will pay Mr. Aydelott a base salary of $180,000 per year, increased from $108,000. Like Mr. Aydelott’s existing employment agreement, the Aydelott Agreement provides for an annual bonus award based on the achievement of performance objectives and targets established annually by the Company’s Board of Directors or Compensation Committee, and standard employee benefits. Upon a termination of Mr. Aydelott’s employment agreement by the Company without Cause or a resignation for Good Reason (each term as defined in the Aydelott Agreement), Mr. Aydelott will be paid (a) if terminated prior to April 1, 2023, an amount equal to the remaining unpaid amounts under the initial employment term, (b) continued base salary for one year, (c) an amount equal to his annual target bonus for the year of termination, (d) any earned but unpaid bonuses and (e) continued medical and dental benefits for up to one year. The Aydelott Agreement provides for the same employee benefits as under Mr. Aydelott’s original employment agreement, except that he will also receive an automobile allowance of $1,000 per month. The restrictive covenants in Mr. Aydelott’s original employment agreement will continue to apply.

The foregoing summary of the Aydelott Agreement is not complete and is qualified in its entirety by the Aydelott Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Aydelott has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Aydelott is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, dated January 31, 2023, between John Yozamp and Expion360 Inc.
10.2	Amended and Restated Employment Agreement, dated January 31, 2023, between Brian Schaffner and Expion360 Inc.
10.3	Amended and Restated Employment Agreement, dated January 31, 2023, between Paul Shoun and Expion360 Inc.
10.4	Amended and Restated Employment Agreement, dated January 31, 2023, between Greg Aydelott and Expion360 Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Expion360 INC.

Date: February 1, 2023	By:	/s/ Brian Schaffner
Name: Brian Schaffner
Title: Chief Executive Officer